SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

 Filed by the Registrant [x]

 Filed by a Party other than the Registrant [ ]

 [ ]  Preliminary Proxy Statement
 [ ]  Confidential, for Use of the Commission Only
 [x]  Definitive Proxy Statement
 [ ]  Definitive Additional Materials
 [ ]  Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12


                               Pamet Systems, Inc.
 _________________________________________________________________________
              (Name of the Registrant as Specified in Its Charter)

                               Pamet Systems, Inc.
 _________________________________________________________________________
                    Name of Person(s) filing Proxy Statement

 Payment of filing Fee (Check the appropriate box):

 [x]  No fee required

 [ ]  Fee computed on table below per exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

      4)   Proposed maximum aggregate value of transactions:

      5)   Total fee paid:

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.

      1)   Amount previously Paid

      2)   Form, Schedule or registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                            PAMET SYSTEMS, INC.
                             1000 Main Street
                        Acton, Massachusetts 01720

                       ____________________________

                             NOTICE OF ANNUAL
                          MEETING OF STOCKHOLDERS

                       ____________________________


                                              Acton, Massachusetts
                                              April 30, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAMET SYSTEMS, INC. (the "Company"), a Massachusetts corporation, will be held at the executive offices of the Company, 1000 Main Street, Acton, Massachusetts 01720 on May 30, 1997, at 10:00 a.m. (Eastern Standard Time), for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

     1. To elect Richard C. Becker and Arthur V. Josephson, Jr. to serve as directors for a term of three years (expiring in 2000) and until their respective successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only those stockholders of record at the close of business on April 4, 1997 shall be entitled to receive notice of, and vote at the meeting and any adjournment(s) thereof. Such stockholders may vote in person or by proxy. The stock transfer books will not be closed.

     All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

     The Annual Report of the Company for the fiscal year ended December 31, 1996 is also enclosed.

                                              By order of the Board Of
                                              Directors



                                              ARTHUR V. JOSEPHSON, JR.
                                              Clerk

                            PAMET SYSTEMS, INC.
                             1000 Main Street
                        Acton, Massachusetts  01720

                         _________________________

                              PROXY STATEMENT

                         _________________________

                      ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MAY 30, 1997


     This Proxy Statement is furnished to holders of Common Stock, $.01 par value per share (the "Common Stock") of Pamet Systems, Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 1000 Main Street, Acton, Massachusetts on May 30, 1997, at 10:00 a.m., and at any and all adjournments thereof. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Clerk of the Company a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company. The Company may also enlist the aid of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about April 30, 1997.

     Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of Richard C. Becker and Arthur V. Josephson, Jr. to serve as directors for a term of three years (expiring in 2000) and until their successors are elected and qualified.


                                  VOTING

     Only stockholders of record at the close of business on April 4, 1997 will be entitled to vote at the meeting or any and all adjournments thereof. As of April 4, 1997, the Company had issued and outstanding 2,102,250 shares of Common Stock. Each holder of Common Stock will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. The holders of fifty-one percent (51%) of the outstanding shares of Common Stock constitute a quorum and are required to be present in person or by proxy to conduct business at the meeting.

     The favorable vote of a plurality of the votes cast at the meeting is necessary to elect each director of the Company. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees named below.

                           ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. One class of directors will be elected at the 1997 Annual Meeting. The directors in Class I, Richard C. Becker and Arthur V. Josephson, Jr., are nominated for a term of three years and until their successors are duly elected and qualified. Each nominee has indicated to the Company that he is willing to serve as a director of the Company if elected, and the Board of Directors has no reason to believe that any of the nominees will become unable or unwilling to serve. However, in the event that any nominee should become unavailable for election for any presently unforeseen reason, the persons named in the form of proxy will vote for any nominee who shall be designated by the present Board of Directors.

     The information set forth below as to the ages and principal occupations of these nominees and the other members of the Board of Directors has been furnished to the Company by such nominees or directors.



                     NOMINEES WHOSE TERMS EXPIRE IN 2000
                                  (Class I)

Name                  Age Principal Occupation                     Director
                                                                   Since
Richard C. Becker     51  Mr. Becker has been Vice President and   1991
                          Chief Operating Officer since July
                          1993, Assistant Clerk since February
                          1991 and Treasurer since May 1991. He
                          was Vice President - Finance and
                          Administration of the Company from
                          January 1991 through June 1993.


Arthur V. Josephson,  54  Mr. Josephson has served as Clerk for    1988
 Jr.                      the Company since September  1990. In
                          addition to his responsibilities to
                          the Company, since 1985 Mr. Josephson
                          has served as an accounting consultant
                          to a number of clients in Massachusetts.
                          Mr. Josephson also served as the
                          Treasurer of Assabet Valley Home Health
                          Association, Inc., a visiting nurse
                          agency, from  1977 through October 1994.

                    DIRECTORS WHOSE TERMS EXPIRE IN 1998
                                 (Class II)

Name                  Age Principal Occupation                     Director
                                                                   Since

Dr. Stanley J. Robboy 56  Since April 1993, Dr. Robboy has been     1990
                          Professor of Pathology, Obstetrics
                          and Gynecology and Head of the Division
                          of Gynecologic Pathology of the
                          Department of Pathology at Duke
                          University Medical Center.  From
                          January 1992 through April 1993, Dr.
                          Robboy was Professor of Pathology and
                          Chief of the Division of Surgical
                          Pathology of the Department of
                          Pathology at Duke University Medical
                          Center. For more than five years prior
                          thereto, Dr. Robboy had been a
                          Professor of Pathology in the
                          Department of Pathology at the
                          University of Medicine and Dentistry
                          of New Jersey.


Laurence B. Berger    61  Since November 1990 Mr. Berger has        1988
                          served as a private consultant to
                          various commercial and governmental
                          clients.



                    DIRECTORS WHOSE TERMS EXPIRE IN 1999
                                 (Class III)

Dr. Joel B. Searcy    61  Dr. Searcy has been Chairman of the       1987
                          Board of Directors and President of the
                          Company since the Company's inception
                          in 1987, was Treasurer until May 1991
                          and served as Clerk until September 1990.


Lee Spelke            64  Mr. Spelke is a financial consultant      1990
                          who served as President of Spelke
                          Financial Services, Inc., a financial
                          consulting firm, for more than five
                          years, through 1994.

                THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During the fiscal year ended December 31, 1996 the Board of Directors of the Company held five meetings. During such period, each of the current directors of the Company attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which such director served.

      The Board of Directors has two committees, an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

      The Audit Committee consists of Lee Spelke, Laurence B. Berger and Stanley J. Robboy. The Audit Committee acts as a liaison between the Company and its independent auditors and reports on matters pertaining to the Company's independent audit and the Company's accounting policies. The Audit Committee met once during fiscal 1996.

      The Compensation Committee consists of Laurence B. Berger, Arthur Josephson, Jr., Stanley Robboy, and Lee Spelke. The Compensation Committee was formed to make recommendations to the Board of Directors with respect to the compensation of the officers of the Company for each year and to administer the Company's employee benefit plans. The Compensation Committee met once during fiscal 1996.

      Directors who are not officers of the Company are entitled to receive an annual stipend of $1,000 for serving on the Board and its committees and reimbursement for out-of-pocket expenses in connection with their attendance at directors' meetings. Additionally, under the Company's 1990 Stock Option Plan, each non-employee director who is a director of the Company on the last day of a calendar year or has ceased to be a director during the calendar year due to his or her death or attainment of an age greater than 65 is automatically granted a non-qualified stock option to purchase 2,000 shares of Common Stock on January 1 of the succeeding calendar year at the fair market value per share on the date of grant.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its other executive officers and directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them except that Richard C. Becker and Dr. Stanley J. Robboy were each late in filing two Form 4s and one Form 5 each such late filing related to one transaction), Dr. Joel B. Searcy was late in filing on Form 5 (which related to three transactions) and Laurence B. Berger and Lee Spelke were each late in filing one Form 4 (each such late filing related to one transaction).

                SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

      The following table provides information regarding beneficial ownership as of April 4, 1997 of the Company's Common Stock as to (i) each nominee and director of the Company, (ii) each of the Named Executive Officers, (iii) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities and
(iv) all directors and executive officers as a group. The information set forth below as to nominees, directors, and officers has been furnished to the Company by such nominee, officer or director.

                                                     Percent of Common
Name and Address of          Amount and Nature of   Stock (if over 1%)
Beneficial Owner             Beneficial Ownership   Owned Beneficially

Dr. Joel B. Searcy                     495,002(1)                 23.5%
1000 Main Street
Acton, MA  01720

Lee Spelke                              14,000(2)                    __

Richard C. Becker                      105,500(3)                  4.8%

Arthur V. Josephson, Jr.                55,250(4)                  2.6%

Dr. Stanley J. Robboy                  151,500(5)                  7.2%
1000 Main Street
Acton, MA  01720

Laurence Berger                         82,000(5)                  3.9%

Calvin Hori                            145,000(6)                  6.9%
35 Norwich Road
Wellesley, MA  02181

Henry Mehlman                          161,698(7)                  7.7%
40 Bartlett Street
Marblehead, MA  01945

Bruce J. & Winnie R. Rogow             120,000(8)                  5.7%
220 Ocean Avenue
Marblehead, MA  01945


All directors and executive            903,252(9)                 39.6%
officers as a group (6 people)

(1) Includes 7,500 shares issuable upon the exercise of currently exercisable options. See "Certain Relationships and Related transactions.""

(2) Includes 12,000 shares issuable upon the exercise of currently exercisable options.

(3) Includes 102,500 shares issuable upon the exercise of currently exercisable options. See Certain Relationships and related
     Transactions"

(4) Includes 29,000 shares issuable upon the exercise of currently exercisable options.

(5) Includes 14,000 shares issuable upon the exercise of currently exercisable options.

(6) As reported on Schedule 13D filed with the Securities and Exchange Commission on August 11, 1995.

(7) As reported on Schedule 13D filed with the Securities and Exchange Commission on June 5, 1995.

(8) As reported on Schedule 13D filed with the Securities and Exchange Commission on January 6, 1997.

(9) Includes 179,000 shares issuable upon the exercise of currently exercisable options held by all directors and officers of the Company as a group.


                          EXECUTIVE COMPENSATION

     The following table sets forth the compensation for services in all capacities paid by the Company during the three fiscal years ended December 31, 1996 to the chief executive officer and the executive officers whose total cash compensation exceeded $100,000 during the fiscal year ended December 31, 1996. The table excludes perquisites and other personal benefits which are less than 10% of the total annual salary and bonus for Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation            Long Term
                                                              Compensation
                                                            Securities Under-
  Name and Principal         Year     Salary     Bonus        lying Options
  Position                               $         $                #
  Dr. Joel B. Searcy         1996    120,000                      10,000
  Chairman and President     1995    121,340
                             1993    122,500

                   OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the year ended December 31, 1995 to each Named Executive Officer who received options during such year.

                                                                    (1)
                                                            Potential Realized
                      Number of   % of Total                  Value at Assumed
                     Securities     Options                    Annual Rates of
                     Underlying    Granted to                      Stock Price
                        Options  Employees in Exercise   Expir-   Appreciation
                        Granted   Fiscal year   Price     ationfor Option Term
  Name                    (#)         (%)       ($/sh)     Date    5%    10%

  Joel B. Searcy         10,000        18.4%      3.50  10/4/06 $22,011 $55,650

  (1) Potential realizable values are based on the fair market value per share as determined by the Company on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The dollar amounts set forth in these columns are the results of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission , and are not intended to forecast future appreciation, if any, of the Company's Common Stock price. The can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

                           EMPLOYMENT AGREEMENTS

     Dr. Joel B. Searcy had an employment agreement, which commenced on November 8, 1990 and terminated on December 31, 1993. The contract was renewed on April 30, 1994, for a three year period terminating on April 30, 1997. The agreement provided for a base salary of $120,000 per annum, the use of an automobile and certain other benefits during the term of the agreement. On January 22, 1997 the compensation committee increased the base salary to $132,000 effective January 1, 1997. In the event of his termination of employment for any reason other than cause or voluntary termination (as defined in the agreement), Dr. Searcy will be entitled to receive salary and bonus amounts with respect to the remaining term of the agreement, or, if longer, a period of twelve months following such termination. He will be entitled to receive the same payment if his employment terminates (or constructively terminates, as defined in the agreement) for any reason within 120 days of a "change of control" of the Company. A "change of control" is defined in the agreement to include (a) the delivery to the Company's stockholders of a notice announcing a stockholders meeting to consider a proposed acquisition of the Company by merger or other combination or a proposed sale of substantially all of the Company's assets or a similar reorganization of the Company, (b) the acquisition of beneficial ownership of 25% or more of the Company's voting securities by a person other than the Company and (c) the commencement of a tender offer for the Company's stock. If Dr. Searcy's employment is terminated voluntarily or for cause, he will be entitled only to salary and other benefits accrued to the date of such termination. The agreement contains non-competition provisions which prohibit Dr. Searcy from accepting employment with a competitor of the Company and from soliciting Company's employees and customers during and for one year following his employment with the Company.

Mr. Becker does not have a employment agreement.

                                OPTION PLAN

     The Company maintains the Pamet Systems, Inc. 1990 Stock Option Plan (the "Plan"), which was adopted by the Board and approved by the stockholders of the Company in September 1990. The Plan, which has a maximum of 400,000 shares of Common Stock reserved for issuance, provides for the discretionary grant of options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to key employees of the Company and of non-qualified stock options to key employees and consultants (but not non-employee directors) of the Company, and for the automatic grant of non-qualified options to non-employee directors of the Company. See "The Board of Directors and its Committees."


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996 and 1995 the Company paid approximately $14,666 and $14,000 respectively to Arthur V. Josephson Jr., a stockholder and director for financial accounting services.

     During 1995 the Company entered in to an agreement with Dr. Stanley J. Robboy a stockholder and director pursuant to which he agreed to lend money to the Company. The agreement provided for an unsecured $150,000 line of credit and an additional $150,000 available to the Company as advances against product purchase contracts. The agreement provides for interest on the outstanding balance at the rate of 12% per annum. In connection with the loan, Dr. Robboy was granted options for up to 90,000 shares of common stock at a price of $.68 per share, with the exact number of shares dependent upon the Company's utilization of these loans. During 1996 a total of 85,000 shares were granted. Dr. Searcy and Mr. Becker were granted 7,500 options priced at $.68 in return for their guarantee of Dr. Robboy's unsecured $150,000 line of credit. At December 31, 1996, the loan balance was $173,099 and interest paid during 1996 was $19,358. At April 4, 1997, the balance of the loans was $248,099.

                  RELATIONSHIP WITH INDEPENDENT AUDITORS

     Representatives of Carlin Charron & Rosen LLP, the Company's auditors, are expected to be present at the meeting. The representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

                           STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the next Annual Meeting of Stockholders of the Company contemplated to be held in 1998 must be received by the Company on or before December 31, 1997, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

                               MISCELLANEOUS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

     A copy of the Company's Annual report on Form 10-KSB for the fiscal year ended December 31, 1996 is available without charge from Investor Relations, Pamet Systems, Inc., 1000 Main Street, Acton, Massachusetts 01720, Telephone: (508) 263-2060.

                                            By order of the Board of
                                            Directors

                                            ARTHUR V. JOSEPHSON, Jr.
                                            Clerk

Acton, Massachusetts
April 30, 1997


          PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW.